News Release

TransUnion Announces Strong First Quarter 2018 Results and Agreement to Acquire Callcredit

CHICAGO, April 20, 2018 - TransUnion (NYSE: TRU) (the “Company”) today announced financial results for the quarter ended March 31, 2018.
Total revenue was $537 million, an increase of 18 percent (17 percent on a constant currency basis) compared with the first quarter of 2017. Acquisitions accounted for a 3 percent increase in revenue. Net income attributable to TransUnion was $73 million, compared with $62 million in the first quarter of 2017. Diluted earnings per share was $0.38, compared with $0.33 in the first quarter of 2017.
Adjusted EBITDA was $203 million, an increase of 18 percent (17 percent on a constant currency basis) compared with the first quarter of 2017. Adjusted EBITDA margin was 37.7%, the same as the first quarter of 2017. Adjusted Diluted Earnings per Share was $0.57, an increase of 34 percent compared with the first quarter of 2017.
“TransUnion is off to a good start in 2018, with double-digit revenue, Adjusted EBITDA and Adjusted EPS growth in the first quarter,” said Jim Peck, President and CEO. “This was driven by strong performance in each of our segments, highlighted by the ongoing success of our innovation pipeline, attractive vertical markets and outstanding international positions. As we look ahead, we are well positioned to continue to deliver strong results in 2018 and beyond.”
“Today, we are also pleased to announce our agreement to acquire U.K.-based Callcredit. TransUnion and Callcredit have strong synergies across our business models and solutions, and we share a commitment to using information to benefit consumers and global economies alike. Callcredit is an outstanding acquisition for TransUnion, and together, we’ll be a powerful force to deliver value to shareholders, customers and consumers across all the markets we serve,” Peck added.
First Quarter 2018 Segment Results
U.S. Information Services (USIS)
USIS revenue was $342 million, an increase of 21 percent compared with the first quarter of 2017.

•	Online Data Services revenue was $228 million, an increase of 25 percent over the prior year.

•	Marketing Services revenue was $52 million, an increase of 23 percent over the prior year.

•	Decision Services revenue was $63 million, an increase of 8 percent over the prior year.

Operating income was $83 million, an increase of 15 percent compared with the first quarter of 2017. Adjusted Operating Income was $114 million, an increase of 15 percent compared with the first quarter of 2017.
International
International revenue was $96 million, an increase of 15 percent (11 percent on a constant currency basis) compared with the first quarter of 2017.

•	Developed markets revenue was $31 million, an increase of 12 percent (8 percent on a constant currency basis) over the prior year.

•	Emerging markets revenue was $65 million, an increase of 17 percent (13 percent on a constant currency basis) over the prior year.
Operating income was $14 million, an increase of 59 percent (51 percent on a constant currency basis) compared with the first quarter of 2017. Adjusted Operating Income was $26 million, an increase of 8 percent (4 percent on a constant currency basis) compared with the first quarter of 2017.

Consumer Interactive
Consumer Interactive revenue was $118 million, an increase of 12 percent compared with the first quarter of 2017. Revenue in the first quarter of 2018 included approximately $5 million of incremental credit monitoring revenue due to a breach at a competitor.
Operating income was $53 million, an increase of 11 percent compared with the first quarter of 2017. Adjusted Operating Income was $55 million, an increase of 11 percent compared with the first quarter of 2017. Operating income and Adjusted Operating Income for the first quarter of 2018 included approximately $5 million of incremental credit monitoring income due to a breach at a competitor.
Liquidity and Capital Resources
Cash and cash equivalents were $154 million at March 31, 2018 and $116 million at December 31, 2017. Total debt, including the current portion of long-term debt, was $2.4 billion at March 31, 2018, compared with $2.5 billion at December 31, 2017.
For the three months ended March 31, 2018, cash provided by operating activities increased to $101 million compared with $65 million in 2017, due primarily to the increase in operating performance. Cash used in investing activities was $31 million compared with $76 million in 2017, due primarily to slightly lower cash used for acquisitions. Capital expenditures were $27 million compared with $26 million in 2017. Cash used in financing activities was $33 million compared with $41 million in 2017. The decrease in cash used in financing activities was due primarily to cash used for our stock buy-back program, debt financing and contingent fees in 2017, partially offset by higher net principal debt outflows in 2018 compared with 2017.
2018 Full Year Outlook
For the full year of 2018, we are raising our revenue, Adjusted EBITDA and Adjusted Diluted Earnings per Share guidance as follows. Revenue is expected to be between $2.170 billion and $2.185 billion, an increase of 12 to 13 percent on a constant currency basis. Adjusted EBITDA is expected to be between $845 million and $855 million, an increase of 13 to 14 percent. Adjusted Diluted Earnings per Share is expected to be between $2.37 and $2.41, an increase of 26 to 28 percent. Adjusted Diluted Earnings per Share includes a benefit of approximately $0.28 due to the recently enacted Tax Cuts and Jobs Act.

Consistent with our previous full year guidance, the revenue guidance includes approximately 2 points of growth from acquisitions that closed in the prior year, with no significant impact on revenue and Adjusted EBITDA from foreign exchange rates. Our guidance also includes approximately $15 million of incremental monitoring revenue due to a breach at a competitor, compared with $4 million in 2017. The expected increase in this incremental revenue represents 0.5 percent of the total growth.

2018 Second Quarter Outlook
For the second quarter of 2018, revenue is expected to be between $534 million and $539 million, an increase of 12 to 13 percent on a constant currency basis compared with the second quarter of 2017. Adjusted EBITDA is expected to be between $208 million and $211 million, an increase of 12 to 14 percent. Adjusted Diluted Earnings per Share is expected to be between $0.59 and $0.60, an increase of 26 to 29 percent. Adjusted Diluted Earnings per share includes a benefit of approximately $0.07 due to the recently enacted Tax Cuts and Jobs Act.

The second quarter revenue guidance includes approximately 3 points of growth from acquisitions that closed in the prior year, with no significant impact on revenue and Adjusted EBITDA from foreign exchange rates. Our guidance includes approximately $5 million of incremental credit monitoring revenue due to a breach at a competitor.
Earnings Webcast Details
In conjunction with this release, TransUnion will host a conference call and webcast today at 8:00 a.m. Central Time to discuss the business results for the quarter and certain forward-looking information. This session may be accessed at www.transunion.com/tru. A replay of the call will also be available at this website following the conclusion of the call.
About TransUnion
TransUnion is a leading global risk and information solutions provider to businesses and consumers. The Company provides consumer reports, risk scores, analytical services and decisioning capabilities to businesses. Businesses embed its solutions into their process workflows to acquire new customers, assess consumer ability to pay for services, identify cross-selling opportunities, measure and manage debt portfolio risk, collect debt, verify consumer identities and investigate potential fraud. Consumers use its solutions to view their credit profiles and access analytical tools that help them understand and manage their personal information and take precautions against identity theft.
Availability of Information on TransUnion’s Website
Investors and others should note that TransUnion routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the TransUnion Investor Relations website. While not all of the information that the Company posts to the TransUnion Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in TransUnion to review the information that it shares on www.transunion.com/tru.
Non-GAAP Financial Measures
This earnings release presents constant currency growth rates on Schedule 1 and in our 2018 full year and Second Quarter Outlook sections assuming foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates. This earnings release also presents Adjusted EBITDA, Adjusted EBITDA Margin, segment Adjusted Operating Income, segment Adjusted Operating Margin, Adjusted Effective Tax Rate, Adjusted Net Income (Loss) and Adjusted Diluted Earnings per Share. These are important financial measures for the Company but are not financial measures as defined by GAAP. We present these financial measures as supplemental measures of our operating performance because we believe they provide meaningful information regarding our performance and provide a basis to compare operating results between periods. We present Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income as supplemental measures of our operating performance because these measures eliminate the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. Also, Adjusted EBITDA is a measure frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours. In addition, our board of directors and executive management team use Adjusted EBITDA as a compensation measure. Furthermore, under the credit agreement governing our senior secured credit facility, our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to a ratio based on Adjusted EBITDA. These financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of GAAP. Other companies in our industry may define or calculate these measures differently than we do, limiting their usefulness as comparative measures. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP, including operating income, operating margin, effective tax rate, net income (loss) attributable to the Company, earnings per share or cash provided by operating activities. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the attached Schedules.
Adjusted EBITDA is defined as net income (loss) attributable to TransUnion plus net interest expense, plus (less) provision (benefit) for income taxes, plus depreciation and amortization, plus stock-based compensation, plus mergers and acquisitions, divestitures and business optimization expenses, plus technology transformation expenses, plus (less) certain other expenses (income). Adjusted Operating Income is defined as operating income plus stock-based compensation, plus mergers and acquisitions, divestitures and business optimization expenses, plus technology transformation expenses, plus (less) certain other expenses (income), plus amortization of certain intangible assets. Adjusted Effective Tax Rate is defined as adjusted provision for income taxes divided by adjusted income before income taxes. Adjusted Net Income is defined as net income (loss) attributable to TransUnion plus stock-based compensation, plus mergers and acquisitions, divestitures and business optimization expenses, plus technology transformation expenses, plus (less) certain other expenses (income), plus amortization of certain intangible assets, plus or minus the related changes in provision for income taxes, less any one-time tax provision benefits from the Tax Cuts and Jobs Act. Adjusted Diluted Earnings per Share is defined as Adjusted Net Income divided by weighted-average diluted shares outstanding. The above definitions apply to our calculations for the historical periods shown on schedules 1 through 6 and for the periods covered by our guidance shown on Schedule 7.
Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TransUnion’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Any statements made in this earnings release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “potential,” “continues,” “seeks,” “predicts,” or the negative of these words and other similar expressions. Factors that could cause actual results to differ materially from those described in the forward-looking statements include macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets; our ability to provide competitive services and prices; our ability to retain or renew existing agreements with large or long-term customers; our ability to maintain the security and integrity of our data; our ability to deliver services timely without interruption; our ability to maintain our access to data sources; government regulation and changes in the regulatory environment; litigation or regulatory proceedings; regulatory oversight of “critical activities”; our ability to effectively manage our costs; economic and political stability in the United States and international markets where we operate; our ability to effectively develop and maintain strategic alliances and joint ventures; our ability to timely develop new services and the market’s willingness to adopt our new services; our ability to manage and expand our operations and keep up with rapidly changing technologies; our ability to make acquisitions and integrate the operations of acquired businesses; our ability to protect and enforce our intellectual property, trade secrets and other forms of unpatented intellectual property; our ability to defend our intellectual property from infringement claims by third parties; the ability of our outside service providers and key vendors to fulfill their obligations to us; further consolidation in our end-customer markets; the increased availability of free or inexpensive consumer information; losses against which we do not insure; our ability to make timely payments of principal and interest on our indebtedness; our ability to satisfy covenants in the agreements governing our indebtedness; our ability to maintain our liquidity; share repurchase plans; our reliance on key management personnel; and other one-time events and other factors that can be found in our Annual Report on Form 10-K for the year ended December 31, 2017, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are filed with the Securities and Exchange Commission and are available on TransUnion’s website (www.transunion.com/tru) and on the Securities and Exchange Commission’s website (www.sec.gov). Many of these factors are beyond our control. The forward-looking statements contained in this earnings release speak only as of the date of this earnings release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this earnings release.
In addition to factors previously disclosed in TransUnion’s reports filed with the Securities and Exchange Commission and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to meet the closing conditions to our announced agreement to acquire Callcredit; the risk that regulatory approvals required for the acquisition of Callcredit are not obtained or are obtained subject to conditions that are not anticipated; delay in closing the acquisition of Callcredit; failure to realize the benefits expected from the proposed transaction; the effects of pending and future legislation; risks related to disruption of management time from ongoing business operations due to the proposed transaction; business disruption following the acquisition; macroeconomic factors beyond the TransUnion’s control; risks related to the TransUnion’s indebtedness and other consequences associated with mergers, acquisitions and divestitures and legislative and regulatory actions and reforms.
For More Information

E-mail:	Investor.Relations@transunion.com

Telephone:	312.985.2860

TRANSUNION AND SUBSIDIARIES
Consolidated Balance Sheets
(in millions, except per share data)

	March 31, 2018	December 31, 2017
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$154.3	$115.8
Trade accounts receivable, net of allowance of $11.3 and $9.9	344.0	326.7
Other current assets	148.2	146.2
Total current assets	646.5	588.7
Property, plant and equipment, net of accumulated depreciation and amortization of $318.7 and $299.3	189.3	198.6
Goodwill, net	2,377.5	2,368.8
Other intangibles, net of accumulated amortization of $1,040.4 and $993.6	1,799.9	1,825.8
Other assets	150.6	136.6
Total assets	$5,163.8	$5,118.5
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$128.8	$131.3
Short-term debt and current portion of long-term debt	89.2	119.3
Other current liabilities	182.4	207.8
Total current liabilities	400.4	458.4
Long-term debt	2,334.7	2,345.3
Deferred taxes	418.2	419.4
Other liabilities	78.4	70.8
Total liabilities	3,231.7	3,293.9
Stockholders’ equity:
Common stock, $0.01 par value; 1.0 billion shares authorized at March 31, 2018 and December 31, 2017, 188.2 million and 187.4 million shares issued at March 31, 2018 and December 31, 2017, respectively, and 184.0 million shares and 183.2 million shares outstanding as of March 31, 2018 and December 31, 2017, respectively	1.9	1.9
Additional paid-in capital	1,882.5	1,863.5
Treasury stock at cost; 4.2 million shares at March 31, 2018 and December 31, 2017, respectively	(139.2)	(138.8)
Retained earnings	202.3	137.4
Accumulated other comprehensive loss	(113.6)	(135.3)
Total TransUnion stockholders’ equity	1,833.9	1,728.7
Noncontrolling interests	98.2	95.9
Total stockholders’ equity	1,932.1	1,824.6
Total liabilities and stockholders’ equity	$5,163.8	$5,118.5

TRANSUNION AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
(in millions, except per share data)

	Three Months Ended March 31,
	2018	2017
Revenue	$537.4	$455.0
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	182.3	151.2
Selling, general and administrative	163.3	144.7
Depreciation and amortization	66.6	58.0
Total operating expenses	412.2	353.9
Operating income	125.2	101.1
Non-operating income and (expense)
Interest expense	(22.6)	(21.5)
Interest income	0.8	1.3
Earnings from equity method investments	2.3	1.7
Other income and (expense), net	(2.7)	(6.6)
Total non-operating income and (expense)	(22.2)	(25.1)
Income before income taxes	103.0	76.0
Provision for income taxes	(27.6)	(11.5)
Net income	75.4	64.5
Less: net income attributable to the noncontrolling interests	(2.3)	(2.2)
Net income attributable to TransUnion	$73.1	$62.3

Earnings per share:
Basic	$0.40	$0.34
Diluted	$0.38	$0.33

Weighted average shares outstanding:
Basic	183.7	182.7
Diluted	190.1	190.3

TRANSUNION AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(in millions)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income	$75.4	$64.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	66.6	58.0
Loss on refinancing transaction	—	5.0
Amortization and loss on fair value of hedge instrument	(0.7)	—
Impairment of Cost Method Investment	1.6	—
Equity in net income of affiliates, net of dividends	(1.6)	(1.4)
Deferred taxes	0.2	(14.0)
Amortization of discount and deferred financing fees	0.7	0.7
Stock-based compensation	9.5	8.0
Payment of contingent obligation	—	(2.0)
Provision for losses on trade accounts receivable	1.8	1.2
Other	(0.2)	(2.3)
Changes in assets and liabilities:
Trade accounts receivable	(18.6)	(10.7)
Other current and long-term assets	(2.2)	(11.3)
Trade accounts payable	(3.7)	(0.9)
Other current and long-term liabilities	(27.8)	(29.5)
Cash provided by operating activities	101.0	65.3
Cash flows from investing activities:
Capital expenditures	(26.9)	(26.0)
Proceeds from sale of trading securities	1.8	1.0
Purchases of trading securities	(1.5)	(1.3)
Proceeds from sale of other investments	3.4	35.7
Purchases of other investments	(7.2)	(26.9)
Acquisitions and purchases of noncontrolling interests, net of cash acquired	(0.1)	(58.7)
Cash used in investing activities	(30.5)	(76.2)
Cash flows from financing activities:
Proceeds from senior secured revolving line of credit	—	40.0
Payments of senior secured revolving line of credit	(30.0)	—
Repayments of debt	(11.5)	(14.3)
Debt financing fees	—	(5.0)
Proceeds from issuance of common stock and exercise of stock options	9.4	10.1
Treasury stock purchased	—	(68.3)
Payment of contingent obligation	—	(3.9)
Other	(0.4)	—
Cash used in financing activities	(32.5)	(41.4)
Effect of exchange rate changes on cash and cash equivalents	0.5	1.3
Net change in cash and cash equivalents	38.5	(51.0)
Cash and cash equivalents, beginning of period	115.8	182.2
Cash and cash equivalents, end of period	$154.3	$131.2

SCHEDULE 1
TRANSUNION AND SUBSIDIARIES
As Reported and Constant Currency Growth Rates - Unaudited

Three Months Ended March 31, 2018 Percent Change
Consolidated:
Revenue as reported	18.1%
Revenue constant currency	17.4%

Operating income	24.0%
Operating income constant currency	23.3%
Adjusted Operating Income	17.1%
Adjusted Operating Income constant currency	16.5%

Adjusted EBITDA	18.1%
Adjusted EBITDA constant currency	17.3%

International:
International Consolidated
Revenue as reported	15.0%
Revenue constant currency	11.2%

Operating income	58.8%
Operating income constant currency	51.1%
Adjusted Operating Income	7.5%
Adjusted Operating Income constant currency	3.9%

Developed Markets
Revenue as reported	11.6%
Revenue constant currency	8.5%

Emerging Markets
Revenue as reported	16.8%
Revenue constant currency	12.6%
Constant currency percentage changes assume foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates.

SCHEDULE 2
TRANSUNION AND SUBSIDIARIES
EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin - Unaudited
(dollars in millions)

	Three Months Ended March 31,
	2018	2017
Revenue	$537.4	$455.0
Reconciliation of net income attributable to TransUnion to Adjusted EBITDA:
Net income attributable to TransUnion	$73.1	$62.3
Net interest expense	21.8	20.2
Provision for income taxes	27.6	11.5
Depreciation and amortization	66.6	58.0
EBITDA	189.2	152.1
Adjustments to EBITDA:
Stock-based compensation(1)	10.8	13.1
Mergers and acquisitions, divestitures and business optimization(2)	3.3	2.5
Other(3)	(0.6)	3.9
Total adjustments to EBITDA	13.5	19.5
Adjusted EBITDA	$202.6	$171.6

EBITDA margin	35.2%	33.4%
Adjusted EBITDA Margin	37.7%	37.7%
As a result of displaying amounts in millions, rounding differences may exist in the table above.

(1)	Consisted of stock-based compensation and cash-settled stock-based compensation.

(2)
For the three months ended March 31, 2018, consisted of the following adjustments to non-operating income and expense: $1.7 million of acquisition expenses; and a $1.6 million loss on the impairment of an investment in a nonconsolidated affiliate.

For the three months ended March 31, 2017, consisted of the following adjustments to operating income: a $(0.1) million reduction to contingent consideration expense from previous acquisitions. For the three months ended March 31, 2017, consisted of the following adjustments to non-operating income and expense: $2.6 million of acquisition expenses.

(3)
For the three months ended March 31, 2018, consisted of the following adjustments to non-operating income and expense: a $(0.7) million gain from currency remeasurement of our foreign operations; a $(0.7) million mark-to-market gain related to ineffectiveness of our interest rate hedge; $0.4 million of fees incurred in connection with a secondary offering of shares of TransUnion common stock by certain of our stockholders; and $0.4 million of loan fees.

For the three months ended March 31, 2017, consisted of the following adjustments to non-operating income and expense: $5.0 million of fees related to the refinancing of our senior secured credit facility; $0.4 million of fees incurred in connection with a secondary offering of shares of TransUnion common stock by certain of our stockholders; $0.3 million of loan fees; $(1.5) million of currency remeasurement of our foreign operations; a $(0.1) million mark-to-market gain related to ineffectiveness of our interest rate hedge; and $(0.2) million of miscellaneous.

SCHEDULE 3
TRANSUNION AND SUBSIDIARIES
Adjusted Net Income and Adjusted Earnings Per Share - Unaudited
(in millions, except per share data)

	Three Months Ended March 31,
	2018	2017
Net income attributable to TransUnion	$73.1	$62.3
Adjustments before income tax items:
Stock-based compensation(1)	10.8	13.1
Mergers and acquisitions, divestitures and business optimization(2)	3.3	2.5
Other(3)	(1.0)	3.9
Amortization of certain intangible assets(4)	36.6	33.5
Total adjustments before income tax items	49.7	53.0
Change in provision for income taxes per schedule 4	(15.3)	(35.2)
Adjusted Net Income	$107.5	$80.2

Adjusted Earnings per Share:
Basic	$0.59	$0.44
Diluted(5)	$0.57	$0.42

Weighted-average shares outstanding:
Basic	183.7	182.7
Diluted(5)	190.1	190.3
As a result of displaying amounts in millions, rounding differences may exist in the table above.

(1)	Consisted of stock-based compensation and cash-settled stock-based compensation.

(2)
For the three months ended March 31, 2018, consisted of the following adjustments to non-operating income and expense: $1.7 million of acquisition expenses; and a $1.6 million loss on the impairment of an investment in a nonconsolidated affiliate.

For the three months ended March 31, 2017, consisted of the following adjustments to operating income: a $(0.1) million reduction to contingent consideration expense from previous acquisitions. For the three months ended March 31, 2017, consisted of the following adjustments to non-operating income and expense: $2.6 million of acquisition expenses.

(3)
For the three months ended March 31, 2018, consisted of the following adjustments to non-operating income and expense: a $(0.7) million gain from currency remeasurement of our foreign operations; a $(0.7) million mark-to-market gain related to ineffectiveness of our interest rate hedge; and $0.4 million of fees incurred in connection with a secondary offering of shares of TransUnion common stock by certain of our stockholders.

For the three months ended March 31, 2017, consisted of the following adjustments to non-operating income and expense: $5.0 million of fees related to the refinancing of our senior secured credit facility; $0.4 million of fees incurred in connection with a secondary offering of shares of TransUnion common stock by certain of our stockholders; $(1.5) million of currency remeasurement of our foreign operations; a $(0.1) million mark-to-market gain related to ineffectiveness of our interest rate hedge; and $0.1 million of miscellaneous.

(4)	Consisted of amortization of intangible assets from our 2012 change in control and amortization of intangible assets established in business acquisitions after our 2012 change in control.

(5)
As of March 31, 2018, there were 0.1 million anti-dilutive weighted stock-based awards outstanding for the three-month period. There were no contingently issuable stock-based awards outstanding that were excluded from the diluted earnings per share calculation.

As of March 31, 2017, there were 0.2 million anti-dilutive weighted shares outstanding and 0.3 million contingently issuable market-based stock awards excluded from the diluted earnings per share calculations because the market conditions had not been met.

SCHEDULE 4
TRANSUNION AND SUBSIDIARIES
Effective Tax Rate and Adjusted Effective Tax Rate - Unaudited
(dollars in millions)

	Three Months Ended March 31,
	2018	2017
Income before income taxes	$103.0	$76.0
Total adjustments before income taxes per Schedule 3	49.7	53.0
Adjusted income before income taxes	$152.7	$129.0

Provision for income taxes	$(27.6)	$(11.5)
Adjustments for income taxes:
Tax effect of above adjustments(1)	(11.5)	(17.9)
Eliminate impact of adjustments for unremitted foreign earnings(2)	—	(4.3)
Eliminate impact of excess tax benefits for share compensation(3)	(8.2)	(11.6)
Other(4)	4.4	(1.4)
Total adjustments for income taxes	(15.3)	(35.2)
Adjusted provision for income taxes	$(43.0)	$(46.6)

Effective tax rate	26.8%	15.1%
Adjusted Effective Tax Rate	28.1%	36.2%
As a result of displaying amounts in millions, rounding differences may exist in the table above.

(1)	Tax rates used to calculate the tax expense impact are based on the nature of each item.

(2)	Eliminates impact of certain adjustments related to our deferred tax liability for unremitted earnings.

(3)
Eliminates the impact of excess tax benefits for share compensation resulting from adoption of ASU 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.

(4)	Eliminates the impact of state tax rate changes on deferred taxes, valuation allowances on foreign net operating losses, and valuation allowances on capital losses and other discrete adjustments.

SCHEDULE 5
TRANSUNION AND SUBSIDIARIES
Adjusted Operating Income, Operating Margin and Adjusted Operating Margin - Unaudited
(dollars in millions)

	Three Months Ended March 31,
	2018	2017
Revenue:
Online Data Services	$228.3	$182.4
Marketing Services	51.5	42.0
Decision Services	62.5	57.8
Total USIS	342.3	282.2
Developed Markets	31.3	28.0
Emerging Markets	64.6	55.4
Total International	95.9	83.4
Consumer Interactive	117.9	105.0
Total revenue, gross	$556.1	$470.6

Intersegment revenue eliminations:
USIS Online	$(17.4)	$(14.5)
International Developed Markets	(1.2)	(1.0)
International Emerging Markets	—	(0.1)
Consumer Interactive	(0.2)	—
Total intersegment revenue eliminations	(18.8)	(15.6)
Total revenue as reported	$537.4	$455.0

Gross operating income by segment:
USIS operating income	$82.8	$72.3
International operating income	14.1	8.9
Consumer Interactive operating income	53.4	48.0
Corporate operating loss	(25.1)	(28.1)
Total operating income	$125.2	$101.1

Intersegment operating income eliminations:
USIS	$(17.1)	$(14.1)
International	(0.7)	(0.8)
Consumer Interactive	17.8	14.9
Corporate	—	—
Total eliminations	$—	$—

	Three Months Ended March 31,
	2018	2017
Reconciliation of operating income to Adjusted Operating Income:
USIS operating income	$82.8	$72.3
Stock-based compensation(1)	5.1	4.1
Mergers and acquisitions, divestitures and business optimization(2)	—	(0.1)
Amortization of certain intangible assets(3)	25.7	22.7
Adjusted USIS Operating Income	113.6	99.0

International operating income	14.1	8.9
Stock-based compensation(1)	2.0	5.6
Amortization of certain intangible assets(3)	9.6	9.5
Adjusted International Operating Income	25.8	24.0

Consumer Interactive operating income	53.4	48.0
Stock-based compensation(1)	0.5	0.4
Amortization of certain intangible assets(3)	1.3	1.3
Adjusted Consumer Interactive Operating Income	55.2	49.7

Corporate operating loss	(25.1)	(28.1)
Stock-based compensation(1)	3.2	3.0
Adjusted Corporate Operating Income	(21.9)	(25.1)

Total operating income	125.2	101.0
Stock-based compensation(1)	10.8	13.1
Mergers and acquisitions, divestitures and business optimization(2)	—	(0.1)
Amortization of certain intangible assets(3)	36.6	33.5
Total operating income adjustments	47.4	46.5
Total Adjusted Operating Income	$172.7	$147.5

Operating margin(4):
USIS	24.2%	25.6%
International	14.7%	10.7%
Consumer Interactive	45.3%	45.7%
Total operating margin	23.3%	22.2%

Adjusted Operating Margin(4):
USIS	33.2%	35.1%
International	26.9%	28.7%
Consumer Interactive	46.8%	47.3%
Total Adjusted Operating Margin	32.1%	32.4%
As a result of displaying amounts in millions, rounding differences may exist in the table above.

(1)	Consisted of stock-based compensation and cash-settled stock-based compensation.

(2)	For the three months ended March 31, 2017, consisted of the following adjustments to operating income: a $(0.1) million reduction in contingent consideration expense from previous acquisitions (USIS).

(3)	Consisted of amortization of intangible assets from our 2012 change in control transaction and amortization intangible assets established in business acquisitions after our 2012 change in control.

(4)
Segment operating margins and Adjusted Operating Margins are calculated using segment gross revenue and operating income. Consolidated operating margin and Adjusted Operating Margin is calculated using as-reported revenue and operating income.

SCHEDULE 6
TRANSUNION AND SUBSIDIARIES
Segment Depreciation and Amortization - Unaudited
(dollars in millions)

	Three Months Ended March 31,
	2018	2017
Depreciation and amortization:
USIS	$44.8	$39.3
International	17.6	14.8
Consumer Interactive	3.0	2.6
Corporate	1.3	1.3
Total depreciation and amortization	$66.6	$58.0
As a result of displaying amounts in millions, rounding differences may exist in the table above.

SCHEDULE 7
TRANSUNION AND SUBSIDIARIES
Reconciliation of Non-GAAP Guidance - Unaudited
(dollars in millions)

	Three Months Ended June 30, 2018		Twelve Months Ended December 31, 2018
	Low	High	Low	High
Guidance reconciliation of net income attributable to TransUnion to Adjusted EBITDA:
Net Income attributable to TransUnion	$76	$79	$313	$320
Interest, taxes and depreciation and amortization	113	114	465	468
EBITDA	189	193	778	788
Stock-based compensation, mergers, acquisitions and divestitures and other adjustments	19	19	67	67
Adjusted EBITDA	$208	$211	$845	$855

Reconciliation of diluted earnings per share to Adjusted Diluted Earnings per Share:
Diluted earnings per share	$0.40	$0.41	$1.63	$1.67
Adjustments to diluted earnings per share	$0.19	$0.19	$0.73	$0.73
Adjusted Diluted Earnings per Share	$0.59	$0.60	$2.37	$2.41
As a result of displaying amounts in millions, rounding differences may exist in the table above.